EXHIBIT 99.2






                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 11-K


(mark one)
 [X] ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
          For the fiscal year ended April 30, 1994

                                       or

 [ ] TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                          Commission File No.: 1-7707

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                              PROFIT SHARING PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:



                                Medtronic, Inc.
                            7000 Central Avenue N.E.
                             Minneapolis, MN 55432

                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plans) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MEDTRONIC, INC. AND PARTICIPATING
                                                   EMPLOYERS PROFIT SHARING PLAN

Date: October 18, 1994                                     /s/ Janet S. Fiola
                                                       -------------------------
                                                                  Janet S. Fiola
                                                          Senior Vice President,
                                                                 Human Resources

                       MEDTRONIC, INC. AND PARTICIPATING
                         EMPLOYERS PROFIT SHARING PLAN
                              FINANCIAL STATEMENTS
                           AND ADDITIONAL INFORMATION

               FOR THE PERIOD MAY 1, 1993 THROUGH AUGUST 16, 1993
                                      AND
                       MAY 1, 1992 THROUGH APRIL 30, 1993

XXX


                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                              PROFIT SHARING PLAN
                              FINANCIAL STATEMENTS
                           AND ADDITIONAL INFORMATION

               FOR THE PERIOD MAY 1, 1993 THROUGH AUGUST 16, 1993
                                      AND
                       MAY 1, 1992 THROUGH APRIL 30, 1993


TABLE OF  CONTENTS TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION


                                                                           PAGE

Financial Statements:

    Report of Independent Accountants                                         1

    Statement of Net Assets Available for Benefits                            2

    Statement of Changes in Net Assets Available for Benefits                 3

    Notes to Financial Statements                                          4-11

Additional Information:*

    Schedule I - Item 27d Form 5500 - Schedule of Reportable Transactions    12



* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                       Report of Independent Accountants


September 30, 1994

To the Participants and Administrator
 of the Medtronic, Inc. and Participating
 Employers Profit Sharing Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets of the Medtronic, Inc. and Participating Employers Profit Sharing Plan at August 16, 1993 and at April 30, 1993, and the changes in net assets for the period May 1, 1993 through August 16, 1993, and the year ended April 30, 1993 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in schedule I is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                              PROFIT SHARING PLAN


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS




                                                                              August 16,           April 30,
Assets                                                                           1993                 1993
- ------                                                                     ---------------     -------------
Investments at Market:
      VMMR Prime Portfolio                                              $            --        $      42,482
      Vanguard Wellington Fund                                                       --           11,438,842
      Medtronic, Inc. Stock Fund                                                     --           13,934,603
      Vanguard 500 Portfolio Index Trust Fund                                        --            5,437,656
      Vanguard Explorer Fund                                                         --               78,383
      Vanguard Windsor II Fund                                                       --              228,302
                                                                         --------------         ------------
                                                                                     --           31,160,268
Deposits with Insurance Companies, at contract value                                 --           23,833,991
                                                                         ---------------        ------------
     Total Investments                                                               --           54,994,259

Interest in Master Trust Fund                                                        --           15,030,630

Employer Contributions Receivable                                                    --                1,737
                                                                          --------------        ------------

     Total Assets                                                                    --           70,026,626

Liabilities

Accrued Expenses                                                                     --               11,561
                                                                          --------------    ----------------

Net Assets Available for Benefits                                       $            --          $70,015,065
                                                                        ================         ===========




The accompanying notes are an integral part of these financial statements.

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                              PROFIT SHARING PLAN


           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                                          Period May 1, 1993
                                                                 through            Year ended
                                                            August 16, 1993       April 30, 1993
Additions:

Employee Contributions                                        $     418,272     $  1,754,598

Investment Activity:
     Interest and Dividend Income                                   596,372          690,456
     Other Investment(Loss)/Income, Net                            (423,309)       3,930,857
                                                              -------------     ------------
       Net Investment Income                                        173,063        4,621,313
                                                              -------------     ------------

     Total Additions                                                591,335        6,375,911

Deductions:

Benefit Payments                                                    489,027        3,202,752
Expenses                                                                 --           11,561
Merger of Plan Assets to Supplemental Retirement Plan            70,117,373               --
                                                              -------------     ------------

     Total Deductions                                            70,606,400        3,214,313
                                                              -------------     ------------

Net Increase/(Decrease) in Net Assets                           (70,015,065)       3,161,598

Net Assets Available for Benefits:

Beginning of Year                                               70 ,015,065       66,853,467
                                                              -------------     ------------

End of year                                                    $         --     $ 70,015,065
                                                              =============     ============



The accompanying notes are an integral part of these financial statements.

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                              PROFIT SHARING PLAN


                         NOTES TO FINANCIAL STATEMENTS


NOTE 1--DESCRIPTION OF THE PLAN

The Medtronic, Inc. and Participating Employers Profit Sharing Plan (the Plan) is a defined contribution plan created by Medtronic, Inc. (the company). It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan provides benefits to participants who are eligible employees of Medtronic, Inc., and participating subsidiaries. The trustees of the Plan are Vanguard Fiduciary Trust Company (Vanguard Trust) and First Trust National Association (First Trust) herinafter collectively referred to as the "Trustees". In fiscal 1994, the company paid certain administrative expenses of the Plan.

A participant acquires a vested interest in the company contributions upon completing one year of service, at which time the participant is 20% vested. Additional vesting accrues at the rate of 20% per year thereafter. Participants are 100% vested in their own contributions at all times. Participant forfeiture of nonvested amounts decrease expenses of the company.

Participants  direct  the  investment  of  funds  allocated  to  their  account.
Effective January 1, 1993 (Note 4), participants direct funds among seven investments. The Wellington Fund, a balanced fund, consists of common stocks and fixed income securities. The Interest Income Fund consists of deposits with insurance companies at fixed rates of return. The Medtronic, Inc. Stock Fund consists of holdings in Medtronic, Inc. common stock. The Vanguard 500 Portfolio Index Trust consists of stocks comprising the Standard and Poors 500 Index. The Vanguard Explorer Fund is an aggressive growth fund consisting of common stocks of small companies. The Vanguard Prime Portfolio consists of high-quality money market instruments. The Windsor II fund, a growth and income fund, consists of common stocks that, in the opinion of the investment advisor, are undervalued in the marketplace.

Termination or retirement benefits are paid by the Trustee in accordance with the provisions of the Plan and the instructions of Medtronic, Inc., acting as plan administrator. In the event the Plan is terminated, participants shall become fully vested and the company would cause all amounts held by the Trustees to be allocated and distributed to the participants based upon their total account balance.

Subject to the Plan provisions, any employee, whether or not a participant in the plan, may contribute for his or her benefit, rollover or transfer contributions. These contributions are recorded in each participant's profit sharing account by the Trustees and reflected in the financial statements of the Plan.


NOTE 2--PLAN MERGER

Effective August 16, 1993, the Plan was merged into the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan. This is reflected in the financial statements as a transfer of plan assets.


NOTE 3--SUMMARY OF ACCOUNTING PRINCIPLES

Basis of Presentation

The financial statements of the Plan are prepared on the accrual basis of accounting.

Valuation of Investments

Investments are stated at fair market value as determined by the Trustees or the active market, except guaranteed investment contracts which are valued at contract value.

Investment Activity

Interest and dividend income consists of amounts earned on investments in the Plan's separate trust held by Vanguard Trust. Other investment (loss)/income, net consists of the Plan's interest in the activity of the master trust (Note
4) held by First Trust and the realized and unrealized gains and losses of the separate trust.

NOTE 4--TRUSTEE TRANSFER

Prior to January 1, 1993, assets of the Medtronic, Inc. and Participating Employers Profit Sharing Plan were invested by First Trust in a master trust fund with the assets of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan, the Medtronic, Inc. and Participating Employers Retirement Plan (Pension Plan), the Medtronic, Inc. Employee Stock Ownership Plan (ESOP) and the Andover Medical Incorporated Retirement Savings Plan. Effective January 1, 1993, Vanguard Trust replaced First Trust as the trustee for all assets of the master trust fund, excluding certain deposits with insurance companies, the assets of the Pension Plan and certain unallocated stock held in the master trust attributable to the ESOP. The assets transferred out of the master trust were transferred into separate trusts for each benefit plan. Assets previously held by First Trust in the Balanced Fund, Interest Income Fund, Medtronic Stock Fund, and Stock Index Fund were transferred into Vanguard's Wellington Fund, Interest Income Fund, Medtronic, Inc. Stock Fund, and Vanguard 500 Portfolio Index Trust, respectively.

On January 1, 1993 Vanguard Trust replaced William M. Mercer, Inc. as recordkeeper of the Plan assets held by Vanguard Trust. Vanguard Trust maintains a separate account in the name of each participant in the Plan to record the assets allocated to the participant and the earnings, losses, disbursements and expenses credited thereto. Medtronic, Inc. and First Trust act as recordkeepers for the remaining assets held in the master trust.

NOTE 5--BENEFIT OBLIGATION

Benefit obligations at April 30, 1993, for persons who have withdrawn from participation in the Plan were as follows:

    Vanguard Wellington Fund             $  69,054
    Medtronic, Inc. Stock Fund              32,204
    Vanguard 500 Portfolio Index Trust       5,961
    Deposits with Insurance Companies       99,016
                                         ---------
                                         $ 206,235
                                         =========

NOTE 6--TAX STATUS

The Plan has received a favorable determination letter of tax qualification from the Internal Revenue Service. The Plan administrator believes that the Plan qualifies under the provisions of Section 401(a) of the Internal Revenue Code, and that the related trust is exempt from federal income tax.

NOTE 7--INVESTMENTS

Effective January 1, 1993, substantially all of the assets of the Plan, excluding certain deposits with insurance companies, were transferred from a master trust held by First Trust into a separate trust held by Vanguard Trust (Note 4). During the years ended April 30, 1994 and 1993 the Plan had transactions with Vanguard Trust and First Trust, the Plan's trustees, which are allowed by the Plan and are acceptable under the Internal Revenue Code. These transactions are classified as party-in-interest transactions. The investments held by Vanguard Trust as of August 16, 1993 and April 30, 1993 and the statement of changes for the periods then ended are presented in the following table:


                         VMMR       Vanguard       Interest      Medtronic,   Vanguard 500     Vanguard
                         Prime     Wellington       Income          Inc.       Portfolio       Explorer    Windsor II
                       Portfolio      Fund           Fund        Stock Fund   Index Trust        Fund        Fund        Total
1994

Balance,
 April 30, 1993       $   42,482 $ 11,438,842   $ 23,833,991   $ 13,934,603   $ 5,437,656    $   78,383  $  228,302 $ 54,994,259

Contributions             15,729       85,430         97,158        164,202        36,386        11,482       9,624      420,011
Inter Fund
 Transfers                 1,410     (125,276)       139,354       (248,117)     (153,992)       14,049     372,572           --
Interest and
 Dividend Income             369      112,165        406,995         30,818        28,262          --         6,201      584,810
Realized/Unrealized
 Gain(Loss)                   --      187,759             --     (1,014,458)      107,113         5,633      16,136     (697,817)
Distributions               (240)     (84,773)      (348,877)       (38,960)      (13,321)       (1,155)     (1,701)    (489,027)
Transfer to
 Supplemental
 Retirement Plan         (59,750) (11,614,147)   (24,128,621)   (12,828,088)   (5,442,104)     (108,392)   (631,134) (54,812,236)

Balance,
 August 16, 1993      $     --   $      --      $      --      $       --     $      --      $    --     $     --   $       --

1993

Balance,
 April 30, 1992       $     --   $      --      $      --      $       --     $      --      $    --     $     --   $       --

Net Assets
 Transferred from
 Master Trust               --     11,152,767     24,806,783     18,323,219     5,504,770          --          --     59,787,539
Contributions             29,362      117,447        155,861        152,549       121,812         8,335      56,638      642,004
Inter Fund
 Transfers                12,954     (367,995)      (735,586)     1,117,257      (272,892)       72,583     173,679         --
Interest and
 Dividend Income             166      116,583        490,880         48,668        34,113          --            46      690,456
Realized/Unrealized
 Gain(Loss)                 --        512,893           --       (5,620,979)       67,983        (2,535)     (2,061)  (5,044,699)

Distributions               --        (92,853)      (883,947)       (86,111)      (18,130)         --          --     (1,081,041)

Balance,
 April 30, 1993       $   42,482 $ 11,438,842   $ 23,833,991   $ 13,934,603   $ 5,437,656    $   78,383  $  228,302 $ 54,994,259


NOTE 8--INTEREST IN THE MASTER TRUST FUND

Activity relating to the Master Trust is allocated to the participating plans based upon each plan's net asset value at the beginning of the year. The Plan's interest in the total net assets held in the master trust fund and changes in net assets during the period are allocated as follows:

                                  Balanced         Interest         Medtronic    Stock
                                    Fund          Income Fund      Stock Fund   Index Fund      Total

1994

Interest in Master Trust
  at April 30, 1993                              $  15,030,630                               $  15,030,630

Contributions                                          --                                          --
Inter Fund Transfers                                   --                                          --
Interest and Dividend Income                           272,116                                     272,116
Realized/Unrealized Gain(Loss)                         --                                          --
Expenses                                                 2,391                                       2,391
Transfer of Assets to
   Supplemental Retirement Plan                    (15,305,137)                                (15,305,137)
Distributions                                          --                                          --

Interest in Master Trust at
   August 16, 1993                               $     --                                    $     --

1993

Interest in Master Trust
  at April 30, 1992               $  12,547,739  $  37,420,756  $  11,761,178  $   5,122,144 $  66,851,817

Contributions                           204,789        151,826        443,219        312,673     1,112,507
Inter Fund Transfers                 (1,780,430)     1,287,614        290,182        202,634          --
Interest and Dividend Income            249,403      2,517,015        404,583       (305,829)    2,865,172
Realized/Unrealized Gain(Loss)          337,764           --        5,661,727        261,180     6,260,671
Other Income(Expenses)                  (64,300)       (88,231)        13,095        (10,851)     (150,287)
Distributions                          (342,198)    (1,451,567)      (250,765)       (77,181)   (2,121,711)
Net Assets Transferred to
  Individual Trust                  (11,152,767)   (24,806,783)   (18,323,219)    (5,504,770)  (59,787,539)

Interest in Master Trust
  at April 30, 1993               $       --     $  15,030,630  $       --     $       --    $  15,030,630


The financial data of the master trust fund on an accrual basis is as follows:


                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                               MASTER TRUST FUND


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                  (Unaudited)

                                                   April 30,
Assets                                      1994                1993
- -------                               -------------          ----------

Investments at Market:
  Short-Term Investment Fund         $     8,482,466   $     5,383,985
  U.S. Government Securities               7,193,123         6,819,683
  Municipal Debt Securities                1,854,351
  Corporate Debt Securities                5,598,194         6,352,857
  Common Stock:
      Medtronic, Inc.                     75,310,125        70,800,667
      Others                              43,106,743        40,943,163
  Capital/Real Estate Funds                  767,491         1,373,361
                                     ---------------   ---------------
                                         142,312,493       131,673,716
  Deposits with Insurance Companies,
      at contract value                   17,200,079        36,580,606
                                     ---------------   ---------------
    Total Investments                    159,512,572       168,254,322


Accrued Income                             1,247,033         1,420,801
                                     ---------------   ---------------

     Total Assets                        160,759,605       169,675,123
                                     ---------------   ---------------

Liabilities

Cash Overdrawn                               335,118           752,801
Accrued Expenses                             257,705           124,415
Loan From Medtronic, Inc.                 32,300,000        33,550,000
                                     ---------------   ---------------

     Total Liabilities                    32,892,823        34,427,216
                                     ---------------   ---------------

Net Assets Available for Benefits    $   127,866,782   $   135,247,907
                                     ===============   ===============

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                               MASTER TRUST FUND

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                  (Unaudited)

                                              Years ended April 30,
                                                1994          1993
Additions:
Contributions:
     Employer                             $   8,770,303  $  12,492,581
     Employee                                      --       10,597,799

Investment Income:
     Interest Income                          3,428,021      8,324,423
     Dividend Income                          1,301,357      1,811,411
     Other Income                                 2,501           --
     Net Appreciation in Fair Value
         of Investments                      11,819,108     29,427,846
                                          -------------  -------------

             Total Investment Income         16,550,987     39,563,680

Total Additions                              25,321,290     62,654,060
                                          -------------  -------------

Deductions:

     Interest Expense                         3,019,500      3,216,459
     Benefit Payments                         1,619,424      5,328,382
     Expenses                                   687,838      1,232,991
                                          -------------  -------------

             Total Deductions                 5,326,762      9,777,832
                                          -------------  -------------

Increase in Net Assets                       19,994,528     52,876,228

Net Assets Transferred to Other Trustees     27,375,653    186,265,591

Net Assets Available for Benefits:

     Beginning of Year                      135,247,907    268,637,270
                                          -------------  -------------

     End of year                          $ 127,866,782  $ 135,247,907
                                          =============  =============

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                               MASTER TRUST FUND

For the years ended April 30, 1994 and 1993, investments in the Master Trust Fund(including gains and losses on investments bought and sold during the year) appreciated (depreciated) in value as follows:

                                                      Years ended April 30,
                                                       1994           1993

Net Appreciation (Depreciation) in Fair Value of
Investments:
     U.S. Government Securities                   $   (377,822)  $   736,295
     Corporate Debt Securities                        (488,391)      753,186
     Municipal Debt Securities                        (138,029)         --
     Common Stock:
        Medtronic, Inc.                                790,000    21,360,146
        Others                                      11,978,518     6,488,052
     Capital/Real Estate Funds                          54,832        90,167


                                                  $ 11,819,108   $29,427,846

                                                          ADDITIONAL INFORMATIOn

        MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS PROFIT SHARING PLAN

     SCHEDULE I - ITEM 27D FORM 5500 - SCHEDULE OF REPORTABLE TRANSACTIONS

                   PERIOD MAY 1, 1993 THROUGH AUGUST 16, 1993


                                     Cost of   No. of    Proceeds   No. of     Cost of     Net Historical
Description of Investment           Purchases Purchases from Sales   Sales      Sales      Gain or (Loss)

Medtronic, Inc. Common Stock Fund   $  395,171    28    $13,312,969    35    $15,329,593    $(2,016,624)
Medtronic Interest Income Fund       1,203,364    45     40,070,690    32     40,070,690              0
Vanguard Wellington Fund               342,830    22     11,969,432    24     11,298,897        670,535
Vanguard Explorer Fund                  31,496    13        118,183     5        115,084          3,099
Vanguard 500 Portfolio Index           119,550    17      5,662,455    22      5,496,217        166,238
Vanguard Windsor II                    398,863    19        646,640     4        632,652         13,988
VMMR Prime Portfolio                    19,679     8         62,161     6         62,161              0



The above data represents information relating to the Plan's individual trust only. It was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, the Plan Trustee.

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-37529) of the Medtronic, Inc. and Participating Employers Profit Sharing Plan of our report dated September 30, 1994, appearing in this Annual Report of the Medtronic, Inc. and Participating Employers Profit Sharing Plan of Form 11-K for the period May 1, 1993 through August 16, 1993.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
October 18, 1994